Exhibit 99.1

Gene Logic Inc. Completes Sale of Genomics Assets
to Ocimum Biosolutions

Gene Logic Inc. Renamed Ore Pharmaceuticals Inc.,
Commitment to Drug Repositioning and Development Business Reaffirmed

GAITHERSBURG, Md. – December 14, 2007– Gene Logic Inc. (NASDAQ:  GLGC) announced today that it completed the sale of its Genomics assets to Ocimum Biosolutions Ltd., a global life sciences R&D enabling company.  As a result of the sale, Gene Logic Inc. received $7 million in exchange for its genomics assets; an additional $3 million is payable pursuant to a promissory note due 18 months from the date of closing. Ocimum has assumed certain liabilities associated with the Genomics assets and business.  The sale was approved by Gene Logic Inc. shareholders earlier this week. The Gene Logic name transfers to Ocimum Biosolutions and the Company, formerly named Gene Logic Inc., now is renamed Ore Pharmaceuticals Inc.  The company’s stock will trade under the ticker symbol GLGC for a few days and then will trade under its new ticker symbol ORXE.

In addition to the drug repositioning and development business, the Company retains specified assets and capabilities related to molecular diagnostics and will continue to explore strategic alternatives for these assets.

The business of Ore Pharmaceuticals is now focused entirely on drug repositioning and development. The Company currently has eight pharmaceutical partners, including Pfizer, Roche, Abbott, Merck Serono, Organon, Solvay, and H. Lundbeck, for whom it is analyzing drug compounds by applying its proprietary indication seeking program.  The Company also owns commercial rights to a clinical stage small molecule drug candidate, GL1001, that has demonstrated potential utility at relevant doses in in vivo testing for treating inflammatory bowel disease (IBD). Based on the test results and market opportunities in IBD, the Company is seeking a partner for the clinical development of GL1001.

Company Overview
Headquartered in Gaithersburg, Maryland, the Company’s indication discovery technologies are currently applied at its facilities in Cambridge, Massachusetts on behalf of a number of top pharmaceutical companies. These companies have provided compounds which have failed advanced clinical studies for reasons other than safety.

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Safe Harbor Statement
This press release contains “forward-looking statements,” as such term is used in the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the Company’s ability to identify strategies for making its businesses successful and the impact of such strategies on our business and financial performance and on shareholder value. Forward-looking statements typically include the words “expect,” “anticipate,” “believe,” “estimate,” “intend,” “may,” “will,” and similar expressions as they relate to Gene Logic or its management. Forward-looking statements are based on our current expectations and assumptions, which are subject to risks and uncertainties. They are not guarantees of our future performance or results. Our actual performance and results could differ materially from what we project in forward-looking statements for a variety of reasons and circumstances, including particularly such risks and uncertainties that may affect the Company’s operations, financial condition and financial results and that are discussed in detail in the Company’s Annual Report on Form 10-K and our other subsequent filings with the Securities and Exchange Commission. They include, but are not limited to: whether repositioned compounds are successfully returned to our customers’ pipelines and generate sales, resulting in milestone payments and royalties for the Company or whether we acquire on acceptable terms development rights to repositioned compounds that our partners decline to develop and are able to derive revenue from these compounds through licensing or otherwise, whether we can enter into agreements to develop sufficient compounds to fulfill our plans for the Drug Repositioning Division; whether there will be any claims associated with the sale of the Pre-Clinical Division or the Genomics Assets, whether we will be able successfully to manage our existing cash and have access to financing on sufficiently favorable terms to maintain our businesses and effect our strategies, including development of repositioned compounds; whether we will be able to recruit and retain qualified personnel, particularly in light of our restructuring efforts; potential negative effects on our operations and financial results from workforce reductions, other restructuring activities, and the evaluation of strategic options; the potential loss of significant customers; the possibility of further write-down of the value of certain intangible assets of the Company, including goodwill associated with the Genomics Division; and the possibility of delisting from NASDAQ Global Markets, which could have an adverse effect on the value of our stock.  Gene Logic undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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For further information, please contact:
Gene Logic Inc. Philip L. Rohrer, Jr. (investors) Chief Financial Officer 301.987.1700 Email: prohrer@genelogic.com	Gene Logic Inc. Bethany Mancilla (partnering opportunities) Senior Vice President, Business Development 301.987.1700 Email: bmancilla@genelogic.com	Gene Logic Inc. Christopher Culotta (investors and media) Senior Director, Strategic Communications 301.987.1752 Email: cculotta@genelogic.com